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                                                                 Exhibit 23.1
                      CONSENT OF INDEPENDENT ACCOUNTANTS



We consent to the incorporation by reference in the statement of The Advest Group, Inc. on Form S-8 of our report dated October 28, 1993, on our audits of the consolidated financial statements and financial statement schedules of The Advest Group, Inc. as of Sepember 30, 1993 and 1992, and for the two years then ended, which report is included in the Annual Report on Form 10-K for the year ended September 30, 1993.



Coopers & Lybrand L.L.P.

Hartford, Connecticut
October 27, 1994